UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2025

SMART POWERR CORP.

(Exact name of Company as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District Xi’an City, Shaan Xi Province, China 710075
(Address of registrant’s principal executive office) (Zip code)

(86-29) 8765-1097

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CREG	Nasdaq Stock Market

Item 3.02. Unregistered Sales of Equity Securities.

On February 18, 2025, SMART POWERR CORP. (the “Company”, “we”, “us” or “our”) entered into certain securities purchase agreements (the “Securities Purchase Agreements”) with each of the purchasers (“Purchasers”), pursuant to which the Company has agreed to issue and sell an aggregate of 8,029,851 shares of common stock, par value $0.001 per share (the “Shares”) of the Company, at an aggregate purchase price of up to $5,380,000, in a private offering (“Offering”) to certain Purchasers. The purchase price of each Share is $0.67 (“Purchase Price”), which equals the average closing price quoted on the Nasdaq Stock Market of the common stock of the Company for the 5 trading days immediately prior to the date of the Securities Purchase Agreements. The Company received the payment on February 19, 2025 and closed the transaction on the same day.

The net proceeds from the Offering, after deducting estimated offering expenses payable by the Company, are approximately $5.3 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Company also agreed to use its best efforts to file with the U.S. Securities and Exchange Commission a registration statement covering the resale of the Shares within 180 days from the date of the Securities Purchase Agreements.

Mr. Guohua Ku, the Chief Executive Officer and Chairman of the Board of the Company, participated in the Offering and purchased 2,925,373 Shares at the Purchase Price. After the Offering, Mr. Ku currently beneficially own approximately 22.9% of our issued and outstanding shares of common stock of the Company. The transaction was negotiated at arm’s length.

The securities sold in the Offering were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder. The Purchasers represented that they were not residents of the United States or “U.S. persons” as defined in Rule 902(k) of Regulation S and were not acquiring the Shares for the account or benefit of any U.S. person. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreements, a form of which attached hereto as Exhibits 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Securities Purchase Agreement between the Company and certain Purchasers, dated February 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART POWERR CORP.

Date: February 25, 2025	By:	/s/ Yongjiang Shi
	Name:	Yongjiang Shi
	Title:	Chief Financial Officer

2